Exhibit 10.3

May 10, 2018

Learning Tree International, Inc.

Board of Directors

Attn: Independent Committee

13650 Dulles Technology Drive, Suite 400

Herndon, Virginia 20171

Re:     Commitment to Reimburse Learning Tree Expenses

Dear Board Members:

In January 2018, we advised the Board of Directors (the “Board”) of our intention to explore the sale of some or all of our shares (the “Sale Exploration”) of Learning Tree International, Inc. (“Learning Tree”) common stock, and that we hired our personal financial advisor, Kerlin Capital, to assist in such efforts. During the January Board meeting, we also expressed our desire to work in a cooperative manner with the Company if any such potential transaction were to materialize.

In recognition of the time, expense and effort that has and/or may be incurred by Learning Tree in connection with the Sale Exploration, we, as shareholders of Learning Tree, agree to reimburse Learning Tree for (1) its legal fees and (2) Independent Committee meeting fees (“Reimbursed Expenses”) that are incurred by the Company relating to the Sale Exploration. Such Reimbursed Expenses shall exclude (i) any financial advisor fees incurred by Learning Tree and (ii) legal fees associated with the negotiation and documentation of any credit facility made available to the Company or direct investment into the Company. Such Reimbursed Expenses shall also be capped at a maximum of (i) $85,000 if no transaction is consummated and (ii) $175,000 if we consummate a share sale transaction.

To facilitate the payment of the Reimbursed Expenses, the undersigned parties further agree that (1) Learning Tree will provide an invoice addressed to Dr. David C. Collins and Mary C. Collins, reasonably documenting such Reimbursed Expenses and (2) Dr. and Mrs. Collins will pay the full balance of such invoice within fifteen (15) business days of receipt.

If you are in agreement with this letter agreement, please sign and return an original copy to us and we will make sure that the Independent Committee receives the fully executed version of this letter agreement.

Sincerely,

Dr. David C. Collins and Mary C. Collins

AGREED TO AND ACCEPTED BY:

Dr. David C. Collins and Mary C. Collins

By: /s/ Dr. David C. Collins

Name: Dr. David C. Collins

By: /s/ Mary C. Collins

Name: Mary C. Collins

Independent Committee of Learning Tree International, Inc.

By: /s/s Richard Surratt

Name: Richard Surratt

Title: Chairman of the Independent Committee

[Signature Page]

June 29, 2018

Learning Tree International, Inc.

Board of Directors

Attn: Independent Committee

13650 Dulles Technology Drive, Suite 400

Herndon, Virginia 20171

Re:     First Amendment to Commitment to Reimburse Learning Tree Expenses

Dear Board Members:

Reference is made to that certain Expense Reimbursement Letter (the “Letter”), dated as of May 10, 2018, by and between Dr. David C. and Mrs. Mary C. Collins and Learning Tree International, Inc. (the “Company”), pursuant to which we agreed to reimburse the Company for certain expenses incurred by the Company in connection with our exploration of the sale of some or all of our shares (the “Sale Exploration”) of the Company’s common stock.

This amendment amends and restates paragraphs two and three of the Letter in their entirety as follows:

In recognition of the time, expense and effort that has been incurred by the Company in connection with the Sale Exploration, the sale of our shares to the Kevin Ross Gruneich Legacy Trust (the “Sale Transaction”) and the negotiation and documentation of the credit facility made available to the Company by the Kevin Ross Gruneich Legacy Trust (the “Credit Agreement Transaction,” and, together with the Sale Transaction, the “Transactions”), we, as shareholders of the Company, agree to reimburse the Company for its transaction expenses incurred in connection with the Sale Exploration and the Transactions, including, without limitation, its attorneys’ fees, accounting fees, consulting fees, filing fees, Board Committee meeting fees and its other out-of-pocket expenses (collectively, the “Reimbursed Expenses”) in the amount of $402,186.00.

The Reimbursed Expenses shall be paid to the Company concurrently with, and contingent upon, the closing of the Transactions.

All other provisions of the Letter remain in full force and effect.

If you are in agreement with this amendment, please sign and return an original copy to us and we will make sure that the Independent Committee receives the fully executed version of this amendment.

Sincerely, /S/ DR. DAVID C. COLLINS and MARY C. COLLINS Dr. David C. Collins and Mary C. Collins

AGREED TO AND ACCEPTED BY:

Dr. David C. Collins and Mary C. Collins

By: /s/ DAVID C. COLLINS

Name: Dr. David C. Collins

By: /s/ MARY C. COLLINS

Name: Mary C. Collins

Independent Committee of Learning Tree International, Inc.

By: /s/ RICHARD SURRATT

Name: Richard Surratt

Title: Chairman of the Independent Committee

[Signature Page to Amendment to the Expense Reimbursement Letter]